EXHIBIT 99.1
Ranger Energy Services, Inc. Reports First Quarter 2026 Financial Results

HOUSTON, TX — (April 27, 2026) — Ranger Energy Services, Inc. (NYSE: RNGR) (“Ranger” or the “Company”) today reported its financial and operational results for the first quarter ended March 31, 2026.
First Quarter 2026 Financial and Operational Highlights
–Revenue of $159.1 million, compared to $142.2 million in the fourth quarter of 2025 and $135.2 million in the first quarter of 2025
–Net income of $3.0 million, or $0.12 per diluted share, compared to $3.2 million, or $0.14 per diluted share, in the fourth quarter 2025 and $0.6 million, or $0.03 per diluted share, in the first quarter of 2025
–Adjusted EBITDA(1) of $23.3 million, representing an Adjusted EBITDA margin of 14.6%, compared to $20.3 million and 14.3% in the fourth quarter of 2025 and $15.5 million and 11.5% in the first quarter of 2025
–Advanced AWS integration activities significantly over the first quarter of 2026 completing key transition activities including roll-out of TANGO operating system
Management Commentary
Stuart Bodden, Ranger’s Chief Executive Officer, commented, “Ranger ended the first quarter with strong financial results and a meaningful pick-up in activity over the past 6 weeks. As winter came to a close, operators have been increasing activity levels and conversations are trending positively. We are pleased with our first quarter performance on every front including the first full quarter of operating results from the legacy American Well Services (“AWS”) organization. Our results reflect the continued strong execution of our operations teams who maintain the highest level of safety and service quality.
“This year, we set our strategic priorities early and have meaningfully advanced them already, including the integration of AWS into the Ranger portfolio and starting the construction of fifteen ECHO Hybrid Electric Rigs that were contracted during the quarter. The AWS acquisition is driving our top and bottom line results higher, and we expect our disciplined focus on utilization, cost control, customer service and operational consistency from both organizations will continue to push margins higher in future periods.
1 “Adjusted EBITDA” is not presented in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”). The Company defines Adjusted EBITDA as net income or loss before net income expense, income tax provision or benefit, depreciation and amortization, equity-based compensation, acquisition-related, severance and reorganization costs, gain or loss on disposal of property and equipment, and certain other non-cash items that we do not view as indicative of our ongoing performance. A non-GAAP supporting schedule is included with the statements and schedules attached to this press release and can also be found on the Company's website at: www.rangerenergy.com

EXHIBIT 99.1

“Our High Spec Rig segment continued its trend of strong performance during the quarter with margins over 20% and pricing that remained resilient. The expanded Ancillary segment saw improving contribution from new service lines from the AWS acquisition as well as the commencement of our new contract with the Texas Railroad Commission for Plug & Abandonment work. Wireline segment activity remains depressed, but we are encouraged with a team that is able to operate efficiently. Winter is always our most challenging quarter within Wireline and our ability to exit the first quarter with positive EBITDA suggests further improvement in the coming quarters.
“At the outset of this year, the macroeconomic sentiment and expectations for crude oil pricing remained subdued and we were braced for another flat to down year. In spite of significant commodity volatility related to geopolitical events, our customer base has generally held to a steady course of activity, which we believe will place Ranger in strong position over the remaining fiscal year to achieve our financials goals. Our production-focused business thesis is aligned with these developments, since workovers and optimization of production from existing wells present both the fastest delivery time and the lowest incremental cost for a barrel of crude oil. Additionally, our long-lived capital equipment base and domestic operations insulate us from broader international macro and supply chain pressures. As the largest well services provider in the Lower 48, we have the capacity within our fleet and organization to efficiently scale activity while preserving service quality and returns. Anticipated benefits to US production will be additive to the deployment of our ECHO rigs that will begin entering the field later this year. We believe Ranger is uniquely suited to meet any potential increase in U.S. activity levels and we are prepared to respond quickly as customer demand evolves.
“As we move further into 2026, we remain committed to disciplined capital allocation, including returning capital to shareholders and maintaining the financial strength and operational readiness to invest in high-return opportunities. Our focus remains on generating consistent free cash flow, optimizing asset utilization, and delivering durable, long-term value for our shareholders.”
CAPITAL RETURNS UPDATE
During the first quarter of 2026, the Company repurchased 38,700 shares of stock for a total value of $0.5 million, net of tax, at an average price of $16.04 per share. Since the share repurchase program’s inception in 2023 through the end of the first quarter of 2026, the Company has repurchased a total of 4,358,900 shares, for a total value of $47.7 million, net of tax. Additionally, today the Ranger Board of Directors declared this quarter’s cash dividend of $0.06 per share payable on May 22, 2026, to common stockholders of record at the close of business on May 8, 2026, reinforcing our commitment to a consistent return of capital each and every quarter.
PERFORMANCE SUMMARY
First quarter 2026 revenue was $159.1 million, an increase of $16.9 million from the fourth quarter of 2025 and an increase of $23.9 million compared to the first quarter of 2025. The sequential increase was primarily attributable to the contribution of the AWS business. Cost of services was $130.6 million, or 82% of revenue, in the first quarter of 2026, compared to $115.4 million, or 85% of revenue, in the prior year period, and $117.1 million in the fourth quarter of 2025, also reflecting the consolidation of AWS in the more recent periods. General and administrative expenses were $7.8 million in the first quarter of 2026, compared to $8.9 million in the fourth quarter of 2025 and $7.1 million in the first quarter of 2025. The fourth quarter of 2025 and first quarter of 2026 both carry additional expenses related to the acquisition of AWS.

EXHIBIT 99.1
Net income for the first quarter of 2026 was $3.0 million, compared to $3.2 million in the fourth quarter of 2025 and $0.6 million in the first quarter of 2025. Fully diluted earnings per share was $0.12 for the first quarter of 2026, compared to $0.14 in the prior quarter and $0.03 in the prior year period.
First quarter 2026 Adjusted EBITDA(1) was $23.3 million, an increase of $3.0 million from $20.3 million in the fourth quarter of 2025, and an increase of $7.8 million from $15.5 million in the first quarter of 2025. The improvement relative to both comparison periods was driven by stronger revenue and margins in the High Specification Rigs and Processing Solutions and Ancillary Services segments with a full quarter of operating results from AWS as well as a neutral profitability quarter in the Wireline segment as compared to a loss in the prior year.
BUSINESS SEGMENT FINANCIAL RESULTS
High Specification Rigs
High Specification Rigs segment revenue was $106.2 million in the first quarter of 2026, an increase of $13.9 million from $92.3 million in the fourth quarter of 2025 and an increase of $18.7 million from $87.5 million in the prior year period. Rig hours increased 13% sequentially to 145,400 from 128,500, and increased 26% year over year from 115,700. Hourly rig rates increased modestly, by 2% sequentially to $731 from $718 per hour, and decreased by 3% year over year from $756, reflecting changes in asset mix and fluctuations in idle and downtime between jobs.
Segment operating income was $10.5 million in the first quarter of 2026, a decrease of $1.5 million, or 13%, from $12.0 million in the prior quarter, and a decrease of $1.5 million, or 13%, from $12.0 million in the prior year period. Adjusted EBITDA(1) was $21.4 million, up from $19.6 million in the fourth quarter of 2025 and up from $17.4 million in the first quarter of 2025.
Processing Solutions and Ancillary Services
Processing Solutions and Ancillary Services segment revenue was $42.3 million in the first quarter of 2026, an increase of $4.8 million, or 13%, from $37.5 million in the fourth quarter of 2025, and an increase of $11.8 million, or 39%, from $30.5 million in the prior year period. The improvement relative to both comparison periods was primarily attributable to higher operational activity across several service lines, with the most significant contribution from ancillary solutions acquired in the AWS transaction.
Segment operating income was $4.1 million in the first quarter of 2026, an improvement from $2.9 million in the fourth quarter of 2025 and from $3.3 million in the prior year period. Adjusted EBITDA(1) was $8.0 million, an increase from $6.2 million in the fourth quarter of 2025 and an increase from $5.6 million in the first quarter of 2025.
Wireline Services
Wireline Services segment revenue was $10.6 million in the first quarter of 2026, a decrease of $1.8 million, or 15%, from $12.4 million in the fourth quarter of 2025, and a decrease of $6.6 million, or 38%, from $17.2 million in the prior year period. Wireline Completions reported 740 completed stages, a decrease of 51% from 1,500 in the fourth quarter of 2025 and a decrease of 47% from 1,400 stages in first quarter of 2025. The revenue and activity declines reflect the Company’s deliberate adjustment of its service mix in response to market conditions.
Segment operating loss was $2.4 million in the first quarter of 2026, an improvement of $0.3 million from an operating loss of $2.7 million in the fourth quarter of 2025, and improved from an operating loss of

EXHIBIT 99.1
$5.8 million in the prior year period. Adjusted EBITDA(1) loss was $0.1 million, compared to a approximately a breakeven in the fourth quarter of 2025 and an Adjusted EBITDA loss of $2.3 million in the first quarter of 2025. Results continue to reflect pricing pressures and operating deleverage resulting from activity declines within the service line.
BALANCE SHEET, CASH FLOW AND LIQUIDITY
As of March 31, 2026, the Company had total liquidity of $42.5 million, comprised of $35.6 million of available capacity under its revolving credit facility and $6.9 million of cash on hand. This compares to total liquidity of $67.7 million as of December 31, 2025, comprised of $57.4 million of revolving credit facility capacity and $10.3 million of cash. The reduction in liquidity reflects the certain expenditures exclusive to the first quarter, as well as a buildup of working capital through the early part of the year due to billing blackout periods at year end with select customers and system transitions as related to AWS integration activities.
Cash provided by Operating Activities was $3.4 million for the first quarter of 2026, compared to $10.6 million in the same quarter 2025. Free Cash Flow(2) was negative $21.7 million for the first quarter of 2026, a decrease from $3.4 million in the prior year period, driven primarily by a growing accounts receivable due to billing delays from customer instituted black out periods at year end and system transitions related to integration.
Capital expenditures for the first quarter of 2026 totaled $18.3 million, an increase from $7.2 million in the prior year period, which included approximately $1.6 million of growth-related expenditures. Approximately $14 million of the total capital expenditures were related to our ECHO rig program milestone payments associated with the construction of the hybrid rigs to be delivered in future periods.
Conference Call
The Company will host a conference call to discuss its first quarter 2026 results on Tuesday, April 28, 2026, at 9:00 a.m. Central Time (10:00 a.m. Eastern Time). Participants within the United States may access the call by dialing 1-833-255-2829; international participants may dial 1-412-902-6710. A live audio webcast will be available through the Investor Relations section of the Company’s website at www.rangerenergy.com. Participants are encouraged to join the webcast or dial in to the conference call before the scheduled start time. An audio replay will be available on the Company’s website shortly after the conclusion of the call and will remain accessible for approximately seven days.
About Ranger Energy Services, Inc.
Ranger is one of the largest providers of high specification mobile rig well services, cased hole wireline services, and ancillary services in the U.S. oil and gas industry. The Company’s services support well operations across the full lifecycle, including completion, production, maintenance, intervention, workover and abandonment phases.
2 “Free Cash Flow” is not presented in accordance with U.S. GAAP and should be considered in addition to, rather than as a substitute for, net income as a measure of our performance or net cash provided by operating activities as a measure of our liquidity. The Company defines Free Cash Flow as net cash provided by operating activities before purchase of property and equipment. A Non-GAAP supporting schedule is included with the statements and schedules attached to this press release and can also be found on the Company's website at www.rangerenergy.com.

EXHIBIT 99.1
Cautionary Statement Regarding Forward-Looking Statements
Certain statements in this press release constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact, including statements regarding strategy, future operations, financial position, estimated revenues or losses, projected costs, prospects, plans, and management objectives, are forward-looking statements. When used in this press release, the words “may,” “should,” “intend,” “could,” “believe,” “anticipate,” “estimate,” “expect,” “outlook,” “project,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements represent Ranger’s current expectations or beliefs regarding future events, and actual results may differ materially from those described herein.
Forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of Ranger’s control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements. Therefore, you should not place undue reliance on any of the forward-looking statements contained herein. The Company’s future results will depend upon various risks and uncertainties, including but not limited to those detailed in its filings with the U.S. Securities and Exchange Commission (“SEC”), including those set forth under “Part I, Item 1A, Risk Factors” in the Company’s Annual Report on Form 10-K filed with the SEC on March 5, 2025. SEC filings are available through the Company’s website or through the SEC’s EDGAR system at www.sec.gov.
All forward-looking statements included in this press release are expressly qualified in their entirety by this cautionary statement. Any forward-looking statement speaks only as of the date on which such statement is made, and except as otherwise required by applicable law, the Company undertakes no obligation to update any forward-looking statement to reflect future events or circumstances.

Investor Contact:
Melissa Cougle
Executive Vice President and Chief Financial Officer
(713) 935-8900
InvestorRelations@rangerenergy.com

EXHIBIT 99.1
RANGER ENERGY SERVICES, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except share and per share amounts)

	Three Months Ended December 31,	Three Months Ended March 31,
	2025	2026	2025
Revenue
High Specification Rigs	$92.3	$106.2	$87.5
Wireline Services	12.4	10.6	17.2
Processing Solutions and Ancillary Services	37.5	42.3	30.5
Total revenue	142.2	159.1	135.2

Operating expenses
Cost of services (exclusive of depreciation and amortization):
High Specification Rigs	72.9	85.4	70.1
Wireline Services	12.8	10.7	20.3
Processing Solutions and Ancillary Services	31.4	34.5	25.0
Total cost of services (exclusive of depreciation and amortization)	117.1	130.6	115.4
General and administrative	8.9	7.8	7.1
Depreciation and amortization	13.8	16.2	10.6
Impairment of assets	—	—	0.4
(Gain) loss on sale of assets	(0.8)	(0.6)	0.7
Total operating expenses	139.0	154.0	134.2

Operating income	3.2	5.1	1.0

Other income and expenses
Interest expense, net	0.2	0.8	0.5
Other expense (income), net	(1.7)	0.3	—
Total other expenses (income), net	(1.5)	1.1	0.5

Income before income tax expense	4.7	4.0	0.5
Income tax expense	1.5	1.0	(0.1)
Net income	3.2	3.0	0.6

Income per common share:
Basic	$0.14	$0.13	$0.03
Diluted	$0.14	$0.12	$0.03
Weighted average common shares outstanding
Basic	22,802,742	23,604,415	22,308,855
Diluted	23,228,396	24,037,021	23,111,467

EXHIBIT 99.1
RANGER ENERGY SERVICES, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions, except share and per share amounts)

	March 31, 2026	December 31, 2025
Assets
Cash and cash equivalents	$6.9	$10.3
Accounts receivable, net	119.1	77.9
Contract assets	19.8	17.1
Inventory	3.1	3.1
Prepaid expenses and other current assets	9.7	12.5
Assets held for sale	0.3	0.3
Total current assets	158.9	121.2

Property and equipment, net	284.1	280.9
Intangible assets, net	4.7	4.9
Operating leases, right-of-use assets	10.1	11.0
Other assets	1.4	1.3
Total assets	$459.2	$419.3

Liabilities and Stockholders' Equity
Accounts payable	23.3	25.3
Accrued expenses	28.5	25.4
Other financing liability, current portion	0.7	0.7
Long-term debt, current portion	26.8	3.5
Short-term lease liability	10.7	11.3
Other current liabilities	5.8	3.0
Total current liabilities	95.8	69.2

Long-term lease liability	15.8	16.8
Other financing liability	9.4	9.6
Deferred tax liability	24.3	23.5
Contract liabilities	13.4	—
Other long-term liabilities	0.1	0.1
Total liabilities	$158.8	$119.2

Commitments and contingencies

Stockholders' equity
Preferred stock, $0.01 per share; 50,000,000 shares authorized; no shares issued and outstanding as of March 31, 2026 and December 31, 2025	—	—
Class A Common Stock, $0.01 par value, 100,000,000 shares authorized; 28,687,500 shares issued and 23,776,772 shares outstanding as of March 31, 2026; 28,435,316 shares issued and 23,563,288 shares outstanding as of December 31, 2025	0.3	0.3
Class B Common Stock, $0.01 par value, 100,000,000 shares authorized; no shares issued or outstanding as of March 31, 2026 and December 31, 2025	—	—
Less: Class A Common Stock held in treasury at cost; 4,910,728 treasury shares as of March 31, 2026 and 4,872,028 treasury shares as of December 31, 2025	(51.4)	(50.9)
Retained earnings	50.5	48.9
Additional paid-in capital	301.0	301.8
Total controlling stockholders' equity	300.4	300.1
Total liabilities and stockholders' equity	$459.2	$419.3

EXHIBIT 99.1
RANGER ENERGY SERVICES, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(in millions)

	Three Months Ended March 31,
	2026	2025
Cash Flows from Operating Activities
Net income	$3.0	$0.6
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	16.2	10.6
Equity based compensation	1.6	1.6
Gain on sale of assets	(0.6)	0.7
Impairment of assets	—	0.4
Deferred income tax expense	0.8	(0.1)
Change in fair value of contingent consideration	0.3	—
Other expenses	0.5	0.2
Changes in operating assets and liabilities
Accounts receivable, net	(42.4)	1.1
Contract assets	(2.7)	(3.1)
Inventory	(0.1)	(0.1)
Prepaid expenses and other current assets	2.8	1.7
Other assets	0.8	0.6
Accounts payable	(1.5)	(0.3)
Accrued expenses	4.4	(2.5)
Other current liabilities	(0.1)	(0.7)
Other long-term liabilities	13.6	(0.1)
Net cash provided by (used in) operating activities	(3.4)	10.6

Cash Flows from Investing Activities
Purchase of property and equipment	(18.3)	(7.2)
Proceeds from disposal of property and equipment	1.0	1.1
Net cash used in investing activities	(17.3)	(6.1)

Cash Flows from Financing Activities
Borrowings under Revolving Credit Facility	42.3	0.1
Principal payments on Revolving Credit Facility	(19.1)	(0.1)
Principal payments on financing lease obligations	(2.9)	(1.7)
Principal payments on other financing liabilities	(0.2)	(0.2)
Dividends paid to Class A Common Stock stockholders	—	(1.3)
Shares withheld for equity compensation	(2.3)	(1.9)
Repurchase of Class A Common Stock	(0.5)	—
Net cash provided by (used in) financing activities	17.3	(5.1)

Decrease in cash and cash equivalents	(3.4)	(0.6)
Cash and cash equivalents, Beginning of Period	10.3	40.9
Cash and cash equivalents, End of Period	$6.9	$40.3

Supplemental Cash Flow Information
Interest paid	$0.4	$0.5
Supplemental Disclosure of Non-cash Investing and Financing Activities
Capital expenditures included in accounts payable and accrued liabilities	$0.2	$0.1
Additions to fixed assets through installment purchases and financing leases	$(1.5)	$(1.6)
Additions to fixed assets through asset trades	$—	$(0.2)

EXHIBIT 99.1
RANGER ENERGY SERVICES, INC.
SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES
(UNAUDITED)

Note Regarding Non‑GAAP Financial Measure
The Company utilizes certain non-GAAP financial measures that management believes to be insightful in understanding the Company’s financial results. These financial measures, which include Adjusted EBITDA and Free Cash Flow, should not be construed as being more important than, or as an alternative for, comparable U.S. GAAP financial measures. Detailed reconciliations of these non-GAAP financial measures to comparable U.S. GAAP financial measures have been included below and are available in the Investor Relations sections of our website at www.rangerenergy.com. Our presentation of Adjusted EBITDA and Free Cash Flow should not be construed as an indication that our results will be unaffected by the items excluded from the reconciliations. Our computations of these non-GAAP financial measures may not be identical to other similarly titled measures of other companies.
Adjusted EBITDA
We believe Adjusted EBITDA is a useful performance measure because it allows for an effective evaluation of our operating performance when compared to our peers, without regard to our financing methods or capital structure. We exclude the items listed below from net income or loss in arriving at Adjusted EBITDA because these amounts can vary substantially within our industry depending upon accounting methods, book values of assets, capital structures and the method by which the assets were acquired. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are reflected in Adjusted EBITDA.
We define Adjusted EBITDA as net income or loss before net interest expense, income tax expense, depreciation and amortization, equity‑based compensation, acquisition‑related costs, severance and reorganization costs, gain on sale of assets, significant and unusual legal fees and settlements, impairment of assets, employee retention credit, inventory adjustment, and certain other non‑cash and certain other items that we do not view as indicative of our ongoing performance.

EXHIBIT 99.1

The following tables are a reconciliation of net income or loss to Adjusted EBITDA for the respective periods, in millions:

	High Specification Rigs	Wireline Services	Processing Solutions and Ancillary Services	Other	Total
	Three Months Ended March 31, 2026
Net income (loss)	$10.6	$(2.4)	$4.0	$(9.2)	$3.0
Interest expense, net	—	—	—	0.8	0.8
Income tax expense	—	—	—	1.0	1.0
Depreciation and amortization	10.3	2.3	3.7	(0.1)	16.2
EBITDA	20.9	(0.1)	7.7	(7.5)	21.0
Equity based compensation	—	—	—	1.6	1.6
Gain on sale of assets	—	—	—	(0.6)	(0.6)
Acquisition related costs	0.5	—	0.3	0.2	1.0
Adjustment to contingent consideration	—	—	—	0.3	0.3
Adjusted EBITDA	$21.4	$(0.1)	$8.0	$(6.0)	$23.3

	High Specification Rigs	Wireline Services	Processing Solutions and Ancillary Services	Other	Total
	Three Months Ended December 31, 2025
Net income (loss)	$12.0	$(2.7)	$2.9	$(9.0)	$3.2
Interest expense, net	—	—	—	0.2	0.2
Income tax expense	—	—	—	1.5	1.5
Depreciation and amortization	7.4	2.3	3.2	0.9	13.8
EBITDA	19.4	(0.4)	6.1	(6.4)	18.7
Equity based compensation	—	—	—	1.7	1.7
Gain on sale of assets	—	—	—	(0.8)	(0.8)
Severance and reorganization costs	—	0.3	0.1	—	0.4
Acquisition related costs	0.2	0.1	—	1.3	1.6
Legal fees and settlements	—	—	—	0.3	0.3
Employee retention credit	—	—	—	(1.6)	(1.6)
Adjusted EBITDA	$19.6	$—	$6.2	$(5.5)	$20.3

EXHIBIT 99.1

	High Specification Rigs	Wireline Services	Processing Solutions and Ancillary Services	Other	Total
	Three Months Ended March 31, 2025
Net income (loss)	$12.0	$(5.8)	$3.3	$(8.9)	$0.6
Interest expense, net	—	—	—	0.5	0.5
Income tax expense	—	—	—	(0.1)	(0.1)
Depreciation and amortization	5.4	2.7	2.2	0.3	10.6
EBITDA	17.4	(3.1)	5.5	(8.2)	11.6
Impairment of assets	—	—	—	0.4	0.4
Equity based compensation	—	—	—	1.5	1.5
Gain on sale of assets	—	—	—	0.7	0.7
Severance and reorganization costs	—	0.6	—	—	0.6
Acquisition related costs	—	0.2	0.1	0.1	0.4
Legal fees and settlements	—	—	—	0.3	0.3
Adjusted EBITDA	$17.4	$(2.3)	$5.6	$(5.2)	$15.5
Free Cash Flow
We believe Free Cash Flow is an important financial measure for use in evaluating the Company’s financial performance, as it measures our ability to generate additional cash from our business operations. Free Cash Flow should be considered in addition to, rather than as a substitute for, net income as a measure of our performance or net cash provided by operating activities as a measure of our liquidity. Additionally, our definition of Free Cash Flow is limited and does not represent residual cash flows available for discretionary expenditures due to the fact that the measure does not deduct the payments required for debt service and other obligations or payments made for business acquisitions. Therefore, we believe it is important to view Free Cash Flow as supplemental to our entire statement of cash flows.
The following table is a reconciliation of consolidated operating cash flows to Free Cash Flow for the respective periods, in millions:

	Three Months Ended
	March 31, 2026	March 31, 2025
Net cash provided by operating activities	$(3.4)	$10.6
Purchase of property and equipment	(18.3)	(7.2)
Free Cash Flow	$(21.7)	$3.4